SYS

Audit Committee Charter

I.                   PURPOSE

The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing:  (i) the financial reports and other financial information provided by SYS (the "Corporation") to designated regulatory bodies or the public; (ii) the Corporation's systems of internal controls for finance, accounting, legal compliance and ethics established by management and the Board; and (iii) the Corporation's auditing, accounting and financial reporting processes generally.

Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.
Review and approve all related-party transactions.
Review and appraise the audit efforts of the Corporation's independent auditors.
Provide an open avenue of communication among the auditors, financial and senior management and the Board.

Be directly responsible for the appointment, compensation and oversight of the work of the Corporation's auditors (including resolutions of disagreements between management and the independent auditors regarding financial reporting).

Review and approve, in advance, all non-audit services to be performed by the Corporation's auditors.

II.                COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be directors who are independent of management, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

Independence shall be determined in accordance with the rules of the NASDAQ stock market contained in the National Association of Securities Dealers Marketplace Rules (the "NASDAQ Rules"), as amended, and Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  All members of the Committee shall (i) not have participated in the preparation of the financial statements of the Corporation or any subsidiary of the Corporation at any time during the past three years and (ii) be able read and understand fundamental financial statements, including a the Corporation's balance sheet, income statement and cash flow statements.

At least one member of the Committee shall have past employment experience in finance or accounting, professional certification in accounting, experience being a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, or any other comparable experience or background resulting in financial sophistication.  At least one member of the Committee shall be an "audit committee financial expert," as defined in Item 401 of Regulation S-B promulgated under the Exchange Act.

The members of the Committee shall be appointed by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified.  Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.             MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate.  As part of its job to foster open communications, the Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or either of these groups believe should be discussed.  In addition, the Committee should meet with the auditors and management quarterly to review the Corporation's financials consistent with Section IV below.

IV.              RESPONSIBILITIES, DUTIES AND POWERS

The Committee's responsibilities, powers and duties include the following:

A.	Documents/Reports Review.
	1.	Review and update this Charter periodically, at least annually, as conditions dictate.
2.

Review the Corporation's annual financial statements and any reports or other financial information submitted to designated regulatory bodies as identified from time to time or the public, including any certification, report, opinion or review rendered by the auditors.

	3.	Review each 10-QSB and 10-KSB prior to filing and each related quarterly or annual earnings report, as applicable, prior to release.
	4.	Discuss the Corporation's audited financial statements with management.
B.	Independent Auditors.
	1.	Pre-approve all audit and non-audit services provided to the Corporation by its auditors.
2.

Recommend to the Board the selection of auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the auditors.  Annually, the Committee shall ensure its receipt from the auditors of a formal written statement delineating all relationships between the auditor and the Corporation, consistent with Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees) and shall review and discuss with the auditors all relationships or services that may impact the objectivity and independence of the auditors.

	3.	Review the performance of the auditors and, when circumstances warrant, recommend to the Board any proposed discharge of the auditors.
	4.	Periodically consult with the auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.
	5.	Make recommendations to the Board with regard to appropriate action to be taken to oversee the independence of the outside auditor.
6.

Receive direct reports from the auditors, including the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), as may be modified or supplemented.

	7.	Discuss with the Corporation's auditors the matters required to be discussed by Statements on Auditing Standards (SAS) No. 61 (Communication with Audit Committees), as may be modified or supplemented.
8.

The Committee shall determine the appropriate funding the Corporation shall provide for payment of:  (i)compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation; (ii) compensation to any advisers employed by the Committee under this Charter; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

C.	Financial Reporting Processes.
	1.	In consultation with the auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.
	2.	Consider the auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.
	3.	Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practice, as suggested by the auditors or management.
4.

Based upon the Committee's review and discussions with management and the Corporation's auditors, recommend to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-KSB for the last fiscal year for filing with the Securities and Exchange Commission.

D.	Process Improvement.
1.

Establish regular and separate systems of reporting to the Committee by each of management and the auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

2.

Following completion of the annual audit, review separately with each of management and the auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

	3.	Review any significant disagreement among management and the auditors in connection with the preparation of the financial statements.
4.

Review with the auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.  This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

E.	Complaints.
	1.	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing items.
	2.	Establish procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.
F.	Ethical and Legal Compliance.
1.

Review management's monitoring of compliance with the Corporation's Code of Ethics for the principal executive officer and senior financial officers and ensure that management has the proper review system in place to ensure enforcement.

	2.	Review, with the Corporation's counsel, legal compliance matters, including corporate securities trading policies.
	3.	Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.
4.

Have the power to conduct or authorize investigations into matters within the Committee's scope of responsibilities and retain independent counsel, accountants or others to assist it in the conduct of an investigation.

	5.	Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.
	6.	Notwithstanding any of the foregoing, the potential legal liability of the Committee members shall be no greater than that of other members of the Board.